Exhibit 99.1

195 Church Street
New Haven, CT 06510
www.newalliancebank.com

PRESS RELEASE

Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Bancshares, Inc. to Acquire Cornerstone Bancorp, Inc. for $49 million

Acquisition Provides Important Entry Into Highly Attractive

Fairfield County, Supports Growth Strategy

New Haven, CT - April 13, 2005 - NewAlliance Bancshares, Inc. (NYSE: NAL) today announced it has signed a definitive agreement to acquire all the outstanding shares of Cornerstone Bancorp, Inc. (AMEX:CBN), a six-branch company headquartered in Stamford, in a cash-and-stock transaction valued at approximately $48.7 million. The acquisition further supports NewAlliance’s growth strategy, providing it with assets of $214 million, deposits of $177 million and a strong immediate presence in the highly attractive Fairfield County market.

“This transaction builds on our proven track record of several successful acquisitions and complements our strategy to be a dominant player in the region’s community banking market,” said Peyton R. Patterson, Chairman, President and Chief Executive Officer of NewAlliance. “It is also our first step into Fairfield County and a great complement to our existing franchise. By entering Fairfield County, we see excellent potential for growth from our wealth management and trust services to our business and retail banking operations.”

NewAlliance Bancshares is the parent company of NewAlliance Bank, Connecticut’s fifth-largest bank. It has 64 branches in five Connecticut counties - Hartford, Middlesex, New Haven, Tolland and Windham. At December 31, 2004, it had $6.3 billion in assets and $3.7 billion in deposits.

On March 9, 2005, NewAlliance Bancshares announced the acquisition of Trust Company of Connecticut, a Hartford-based private trust company. In 2004, NewAlliance concluded a de-mutualization, acquired Alliance Bancorp (Tolland Bank) and Connecticut Bancshares (Savings Bank of Manchester), and completed the largest banking initial public offering in U.S. history.

“This is a great partnership for Cornerstone Bancorp as it brings together two companies with the same commitment to community banking and personal service,” said Merrill J. Forgotson, President and CEO of Cornerstone. “We are pleased we will be able to provide our customers with a broader array of products and services.” Mr. Forgotson will become Senior Vice President of NewAlliance and Head of Business Banking in the Fairfield County region of NewAlliance Bank at the close of the transaction.

Under the terms of the agreement, shareholders of Cornerstone will be entitled to receive either 2.518 shares of NewAlliance common stock or $35.00 in cash for every share of Cornerstone Bancorp stock owned, provided 70% of total consideration will be paid with NewAlliance stock. At $35.00, the purchase price represents 197% of book value and 23.6 times Cornerstone’s trailing earnings at December 31, 2004. It represents a premium of 10.4% over Cornerstone’s closing price Tuesday on the American Stock Exchange.

The transaction has been approved by the Boards of Directors of NewAlliance Bancshares, Inc. and Cornerstone Bancorp, Inc. It is now subject to the approval of Cornerstone shareholders, as well as the FDIC, the Federal Reserve Bank and the State of Connecticut Banking Commissioner. Proxy materials providing detailed information relating to the acquisition will be sent to Cornerstone Bancorp shareholders for their consideration. It is expected that the transaction will close at the beginning of 2006.

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company’s other filings with the Securities and Exchange Commission, press releases and other communications. Actual results may also differ based on the Company’s ability to successfully capture and integrate customers from this and other announced acquisitions. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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